Morgan Stanley Institutional Fund Trust - Strategic
Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Petroleos Mexicanos 6.500%
due 3/13/2027
Purchase/Trade Date:	12/6/2016
Offering Price of Shares: $99.094
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.002%
Percentage of Fund's Total Assets: 0.60%
Brokers: BofA Merrill Lynch, Citigroup, J.P.
Morgan, Mizuho Securities, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Delta Air Lines Inc. 2.875%
due 3/13/2020
Purchase/Trade Date:	3/9/2017
Offering Price of Shares: $99.727
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.003%
Percentage of Fund's Total Assets: 0.25%
Brokers: Barclays, Goldman, Sachs & Co., J.P.
Morgan, Morgan Stanley, BofA Merrill Lynch,
Citigroup, Credit Agricole CIB, Credit Suisse,
Deutsche Bank Securities, US Bancorp, BNP
PARIBAS, Guzman & Company, Natixis, The
Williams Capital Group, L.P., UBS Investment
Bank, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.